                                 EXHIBIT 99.4

      The following unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2003 and the unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2003 give effect to the pending merger, accounted for as a purchase. Because Monarch has a December 31 fiscal year end and MSB has a June 30 fiscal year end, MSB's historical information has been adjusted to correspond to Monarch's fiscal year end. For the year ended December 31, 2003, MSB's historical information was calculated by adding the results for the six months ended December 31, 2003 and the results for the six months ended June 30, 2003.

      The unaudited pro forma condensed combined consolidated financial information is based on the historical consolidated financial statements of Monarch and MSB under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma condensed combined consolidated balance sheet gives effect to the merger as if the merger had been consummated at the end of the period presented. The unaudited pro forma condensed combined consolidated statements of income give effect to the merger as if the merger had been consummated on January 1 of each of the periods presented. The unaudited pro forma condensed combined consolidated financial statements do not give effect to the anticipated cost savings in connection with the merger.

      You should read the unaudited pro forma condensed combined consolidated financial statements in conjunction with the consolidated historical financial statements of Monarch and MSB, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented. We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and an opportunity to earn more revenue. In addition, Monarch will incur costs in acquiring MSB. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and costs and, accordingly, does not attempt to predict or suggest future results.

      Pro forma per share amounts for the combined company are based on an actual 0.2381 exchange ratio.



                               MONARCH AND MSB
       UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2003
                                (IN THOUSANDS)


                                           ACTUAL   (UNAUDITED)    PRO FORMA     PRO FORMA
                                           MONARCH      MSB       ADJUSTMENTS    COMBINED
                                           -------  -----------  -------------   ---------

ASSETS
Cash and due from banks.............       $ 6,357     $2,578          --         $ 8,932
Federal Home Loan Bank overnight
  time and other interest bearing
  deposits..........................        20,974      1,569        (628)  8(b)
                                                                  (19,907)  8(g)
                                                                     (454)  8(f)    1,554
Securities - available for sale.....        19,648      8,708          --          28,356
Securities - held to maturity.......           286         --          --             286
Other securities....................         3,029      1,482          --           4,511
Investment in Pedcor................         1,415         --          --           1,415
Loans held for sale.................           421         --          --             421
Loans, net of allowance for loan
  losses............................       141,225     72,258       1,052  8(d)   214,535
Accrued interest receivable.........         1,041        417          --           1,458
Foreclosed assets, net..............         2,177      1,584          --           3,761
Premises and equipment..............         4,168      1,246         310  8(d)     5,724
Deferred income taxes...............           882        302          --           1,184
Core deposit intangible.............            --        300        (300) 8(c)        --
Goodwill............................            --      1,451      (1,451) 8(c)        --
New core deposit intangible.........            --         --       1,900  8(e)     1,900
New goodwill........................            --         --      10,022  8(j)    10,022
Other assets........................         1,500      3,301          --           4,801
                                          --------    -------    --------        --------
    Total assets....................      $203,123    $95,193    $(9,456)        $288,860
                                          ========    =======    ========        ========

LIABILITIES
Deposits............................      $107,240    $69,067    $   518   8(d)  $176,825
Federal Home Loan Bank advances.....        57,384      9,327        341   8(d)    67,052
Accrued expenses and other
  liabilities.......................         1,069      1,327        429   8(i)
                                                                           8(d)     2,996
                                          --------    -------    -------         --------
    Total liabilities...............       165,693     79,721      1,459          246,873

STOCKHOLDERS' EQUITY
Common stock........................            24         16        (16)  8(a)
                                                                       3   8(h)        27
Treasury stock......................            --     (3,516)     3,516   8(a)        --
Additional paid-in-capital..........        23,352      9,841     (9,841)  8(a)
                                                                   4,586   8(h)    27,938
Retained earnings...................        16,567      9,192     (9,192)  8(a)    16,567
Net unrealized gains (losses) on
  avaiable sale securities..........            75        (32)        --               43
Unearned ESOP.......................        (1,481)       (22)        22   8(a)    (1,481)
Unearned stock awards...............        (1,107)        (7)         7   8(a)    (1,107)
                                          --------    -------   --------         --------
  Total stockholders' equity........        37,430     15,472    (10,915)          41,987
                                          --------    -------   --------         --------
    Total liabilities and equity....      $203,123    $95,193   $(9,456)         $288,860
                                          ========    =======   ========         ========
Book value per share................        $15.60     $11.84                     $ 15.49
Tangible book value per share.......        $15.60     $10.50                     $ 11.09

---------------------------------------------
See Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.



                                MONARCH AND MSB
    UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 2003
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                      ACTUAL (UNAUDITED)  PRO FORMA    PRO FORMA
                                      MONARCH   MSB      ADJUSTMENTS   COMBINED
                                      -------  ------    -----------   ---------
INTEREST INCOME:
Loans, including fees.............   $11,195    $5,265      (150)  8(k) $16,310
Investment securities.............       605       247                      853
Federal funds sold and overnight
  deposits.......................        253       111      (231)  8(n)     133
                                     -------    ------    -------       --------
   Total interest income..........    12,053     5,623      (381)        17,295

INTEREST EXPENSE:
Deposits..........................     2,864     1,182       130   8(l)   4,176
Federal Home Loan Bank advances...     3,196       635        85   8(l)   3,916
                                    --------   -------    ------        -------
   Total interest expense.........     6,060     1,817       215          8,092
                                    --------   -------    ------        -------

Net interest income...............     5,993     3,806      (596)         9,203
Provision for loan losses.........     1,266       175        --          1,441
                                     -------   -------    ------        -------
Net interest income after
 provision for loan losses........     4,727     3,631      (596)         7,762

OTHER INCOME:
Fees and service charges..........       954       678        --          1,632
Loan servicing fees...............       213       244        --            457
Net gain on sale of loans.........     1,672     1,205        --          2,877
Net (loss) on securities sales....        (1)      (27)       --            (28)
Net gain (loss) on disposal of
  premises and equipment..........       (40)       --        --            (40)
Other income......................       127       381        --            508
                                     --------  -------      ----        -------
   Total other income.............     2,925     2,481        --          5,406

OTHER EXPENSE:
Salaries and employees benefits...     3,662     1,623        --          5,285
Occupancy and equipment...........       724       370        21   8(k)   1,115
Data processing...................       359       273        --            632
Mortgage banking..................       353       397        --            750
Professional fees.................       409       322        --            731
Advertising and promotion.........        83       136        --            219
Amortization of intangibles.......        --        71       271   8(m)     342
Other general and administrative..     1,147       785        --          1,932
                                    --------   -------     -----        -------
   Total noninterest expense......     6,737     3,977       292         11,006
                                    --------   -------     -----        -------

Income before income taxes........       915     2,135      (888)         2,162

Income taxes......................       251       765      (302)  8(o)     714
                                    --------    -------    ------       -------
Net income........................  $    664     1,370      (586)       $ 1,448
                                    ========    =======    ======       =======

Basic earnings per share..........     $0.29     $1.06                    $0.55
Diluted earnings per share........     $0.28     $1.05                    $0.55

---------------------------------------
See Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                      CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

      The unaudited Pro Forma Condensed Combined Consolidated Financial Data has been prepared assuming the merger will be accounted for under the purchase method and is based on the historical consolidated financial statements of Monarch and the historical consolidated financial statements of MSB, which have been adjusted to reflect the historical cost of MSB's assets at their fair value. In addition, pro forma adjustments have been included to give effect to events that are directly attributable to the merger and expected to have a continuing impact on the combined company. Pro forma adjustments for the Pro Forma Condensed Combined Consolidated Statements of Income include amortization of core deposit intangible and other adjustments based on the allocated purchase price of net assets acquired.

NOTE 2.  CALCULATION OF THE PURCHASE PRICE AND GOODWILL

      The preliminary calculation of the cost to acquire MSB is described in the table below (in thousands):


      Cash payment to MSB stockholders at $15.04 per share
      for 1,306,733 shares of MSB common stockoutsanding
      including payment for fractional shares...............        $19,656

      Cash payment to MSB stock option holders for the
      difference between the purchase price and the
      exercise price of the options.........................            254

      Market value of Monarch Community Bank common stock
      issued assuming that MSB's common stock outstanding
      will be exchanged for 0.2381 shares of Monarch
      Community Bank common stock assumed to be $14.75
      per share.............................................          4,587

      Cost of acquisition incurred by Monarch Community
      Bank..................................................            628
                                                                    -------
                                                                    $25,125
                                                                    =======
      Historical net assets of MSB..........................        $15,505

      Accrual of MSB after-tax merger related charges,
      data processing termination fees, and other
      adjustments...........................................           (883)

      Fair market value adjustments as of December 31, 2003:
            Loans...........................................          1,052
            Premises and equipment..........................            310
            Deposits........................................           (518)
            Advances........................................           (341)
            Core deposit intangible.........................          1,600
            Goodwill........................................          8,571

      Deferred taxes on purchase accounting adjustments.....           (171)
                                                                 ----------
                                                                    $25,125
                                                                 ==========

NOTE 3.  MSB MERGER RELATED CHARGES

      In connection with the merger, MSB expects to incur pre-tax merger related charges of approximately $1,338,000. These charges are expected to include $454,000 in change-of-control payments, $555,000 in data processing termination fees, and $329,000 in investment banking, legal and accounting fees. An accrual for the merger related charges and the related tax effect of $455,000 has been reflected in the unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of December 31, 2003.

NOTE 4.  MONARCH COMMUNITY BANK MERGER RELATED CHARGES

      In connection with the merger, Monarch expects to incur pre-tax merger related charges of approximately $628,000, consisting of investment banking, legal and accounting fees. These fees have been reflected as a component of the purchase price of MSB.

NOTE 5.  STOCKHOLDERS' EQUITY

      Pursuant to the merger agreement, stockholders of MSB will be entitled to receive, in exchange for each share of common stock held, $15.04 in cash and shares of Monarch common stock. Based on the outstanding number of shares of MSB common stock at December 31, 2003, in the aggregate, MSB stockholders will receive $19.7 million in cash ($15.04 per share) and 311,000 shares of Monarch common stock (assuming an exchange ratio of 0.2381 shares of Monarch common stock per share of MSB common stock). The 311,000 shares will be issued out of unissued shares. Approximately 2,711,000 shares of Monarch common stock will be outstanding for the combined company after the merger.

NOTE 6.  AVERAGE SHARES OUTSTANDING

      The pro forma weighted average shares outstanding is based on the historical Monarch weighted average shares outstanding plus 311,000 shares of Monarch common stock to be issued to MSB stockholders.

NOTE 7.  PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

      For purposes of determining the pro forma effect of the MSB acquisition on the statement of income, the following pro forma adjustments have been made as if the acquisition had occurred as of January 1 with respect to each of the periods:


                                                                Year Ended
                                                            December 31, 2003
                                                            -----------------
                                                              (In thousands)
                                                            -----------------

Amortization of premium on premises and equipment.........      $  (21)
Yield adjustment for interest income on loans.............        (150)
Amortization of core deposit intangible...................        (271)
Yield adjustment for lost interest on cash paid...........        (231)
Yield adjustment for interest expense on deposits.........        (130)
Yield adjustment for interest expense on advances.........         (85)
                                                                ------
                                                                  (888)
Tax benefits of pro forma adjustments.....................        (302)
                                                                ------
                                                                $ (586)

      The following assumptions were utilized for purposes of determining the pro forma effect of the MSB acquisition on the statement of income:

                                     Weighted average          Method of
                                      Remaining Term      Amortization/Accretion
                                        Useful Life          or Depreciation
                                     ----------------     ----------------------
   Loans                                 7 years             Straight Line
   Premises and equipment               15 years             Straight Line
   Core deposit intangible               7 years             Straight Line
   Deposits                              4 years             Straight Line
   Advances                              4 years             Straight Line

      In addition to the above assumptions, reductions in interest income on cash balances as a result of the cash payment to the MSB stockholders are calculated based on the actual yield experienced by Monarch. Income tax expense is adjusted based on a combined federal and state tax rate of 34%.

      In accordance with Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS goodwill will not be amortized, but will be reviewed for impairment at least annually.

NOTE 8.  PRO FORMA ADJUSTMENTS

    (a)  Reflects elimination of MSB equity.
    (b)  Reflects  the   capitalization   of  Monarch  costs  related  to  the
         acquisition.
    (c)  Reflects the elimination of existing MSB intangibles.
    (d) Reflects the adjustments to record loans, premises and equipment, deposits, borrowings and securities at fair value, including the related deferred taxes.
    (e) Reflects the recording of identifiable intangible assets acquired in the merger.
    (f) Reflects the payment of employment agreements for MSB employees in a change in control.
    (g) Reflects the cash portion of the purchase of MSB outstanding stock at $15.04 per share.

    (h)  Reflects the issuance of Monarch shares to be exchanged for MSB shares.
    (i) Reflects accrual of the data processing termination fees and professional fees, net of tax, and the tax effects of the employment agreement.
    (j)  Reflects goodwill resulting from the merger.
    (k) Reflects amortization of premium recorded on loans and premises and equipment.
    (l)  Reflects accretion of fair value adjustments to deposits and advances.
    (m) Reflects amortization of core deposit intangible recorded at acquisition.
    (n)  Reflects lost interest on cash paid (1.10% rate for year ended
         December 31, 2003).
    (o)  Reflects tax effect of all other adjustments at 34%.